Exhibit 10.28

NOTE SUBSCRIPTION AGREEMENT

This Note Subscription Agreement, dated as of May 17, 2021 (this “Agreement”), is entered into by and between Tenon Medical, Inc., a Delaware corporation (the “Company”), and the person or entity listed on the signature page hereto (the “Investor”).

RECITALS

A.           On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the form of Exhibit A hereto (a “Note”) in the principal amount set forth opposite such Investor’s name on the signature page hereto.

B.            Investor will complete the investor suitability questionnaire set forth on Exhibit B hereto.

C.            The Company may, in its sole discretion, issue and sell additional convertible promissory notes in a form substantially similar to the Note (each, also a “Note” and together with all other Notes, the “Notes”) to certain other investors identified by the Company from time to time (each, also an “Investor” and together with all other Investors, the “Investors”) pursuant to a note subscription agreement in a form substantially similar to this Agreement (each, also an “Agreement” and together with all other Agreements, the “Agreements”).

D.            Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The Note.

(a) Issuance of Note. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, a Note in the principal amount set forth opposite such Investor’s name on the signature page hereto.

(b) Delivery. The sale and purchase of the Note shall take place at a closing (the “Closing”) to be held on the date of this Agreement (the “Closing Date”). At the Closing, the Company will deliver to the Investor the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on the signature page hereto (the “Purchase Price”). The Purchase Price may be paid by wire using the wire instructions set forth on Exhibit C hereto or by check made out to “Tenon Medical, Inc.” and delivered to the Company at Tenon Medical, Inc., Attn: President, 2110 Omega Road Suite F, San Ramon CA 94583. The Note will be registered in such Investor’s name in the Company’s records.

(c) Use of Proceeds. The proceeds of the sale and issuance of the Note shall be used for general corporate purposes.

2.            Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company, its officers, directors and stockholders.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Note, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company's current Certificate of Incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

(e) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Note; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Note (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.            Representations and Warranties of the Investor. The Investor represents and warrants to the Company upon the acquisition of a Note as follows:

(a) Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. The Investor has been advised that the Note and the underlying securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Note to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on the signature page hereto.

(c) Access to Information. The Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Note.

(d) No “Bad Actor” Disqualification Events. Neither (i) Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any Disqualification Event (as defined in Section 2(e)), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4.	Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement and the Note may be amended, waived or modified only upon the written consent of the Company and the Investors representing a majority of all principal then owing pursuant to outstanding Notes issued pursuant to the Agreements (a “Majority in Interest of Investors”). Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the Investors with respect to their Notes.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. The rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Entire Agreement. This Agreement together with the Note constitute and contain the entire agreement between the Company and Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(f) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to the Investor, at such Investor’s address or facsimile number set forth on the signature page hereto, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, Tenon Medical, Inc., Attn: President, 2110 Omega Road Suite F, San Ramon CA 94583, or at such other address as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(h) Waiver of Potential Conflicts of Interest. Each of the Investors and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to Investor. The Investor and the Company acknowledge that WSGR is representing only the Company in this transaction. The Investor and the Company understands that an affiliate of WSGR may also be an Investor under this Agreement. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities, WSGR’s possession of such confidential information and the participation by WSGR’s affiliate in the financing. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

(Signature Page Follows)

The foregoing Note Subscription Agreement is hereby confirmed and accepted by the Company as of May 17, 2021.

1btu Tenon Medical, Inc.

By:	/s/ Kal Mentak
Name:	Kal Mentak
Title:	CEO

Note Amount:
$ 600,000.00	(Signature)

Frank M. Fischer
(Print Name)

(Investor Name: name as it should appear on the Note, if different than above)

[Signature page for Note Subscription Agreement]

The foregoing Note Subscription Agreement is hereby confirmed and accepted by the Company as of May 17, 2021.

Tenon Medical, Inc.

By:

Name:

Title:

Note Amount:	/s/ Frank M. Fischer
$ 600,000.00	(Signature)

Frank M. Fischer
(Print Name)

(Investor Name: name as it should appear on the Note, if different than above)

[Signature page for Note Subscription Agreement]

Exhibit A

FORM OF CONVERTIBLE PROMISSORY NOTE

(form starts on next page)

THIS NOTE AND THE SECURITIESISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

TENON MEDICAL, INC.

CONVERTIBLE PROMISSORY NOTE

$600,000	May 17, 2021

FOR VALUE RECEIVED, Tenon Medical, Inc., a Delaware corporation (the “Company”) promises to pay to Frank M. Fischer (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of Six Hundred Thousand Dollars ($600,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the 12 month anniversary of the first sale and issuance of any convertible promissory note pursuant to any Note Subscription Agreement (the “Maturity Date”) following written demand by a Majority in Interest of the Investors, or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of a series of similar convertible promissory notes (collectively, the “Notes”), each executed and delivered pursuant to a note subscription agreement in a form substantially similar to the Note Subscription Agreement pursuant to which this Note was issued under.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.	Payments.

(a)       Interest. Accrued interest on this Note shall be payable at maturity.

(b)       Voluntary Prepayment. This Note may not be prepaid, without the written consent of a Majority in Interest of Investors.

2.            Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)       Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within twenty (20) Business Days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b)       Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)       Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3.            Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(b) or 2(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(b) and 2(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.	Conversion.

(a)           Automatic Conversion upon an Initial Public Offering. If an Initial Public Offering occurs prior to the payment in full of the principal amount of this Note, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert immediately prior to such Initial Public Offering, into fully paid and nonassessable shares of the Company’s common stock at a price per share equal the lesser of (i) to an amount obtained by dividing (x) $22,500,000 by (y) the Fully Diluted Capitalization of the Company, and (ii) the IPO Conversion Price. The Company shall provide the Investors written notice of any potential Initial Public Offering at least ten (10) business days prior to the consummation of such Initial Public Offering.

(b)           Automatic Conversion upon a Qualified Financing. If a Qualified Financing occurs on or prior to the Maturity Date, then the outstanding principal amount of this Note, and all accrued and unpaid interest on this Note, shall automatically convert into fully paid and nonassessable shares of the capital stock issued and sold in such Qualified Financing at a price per share equal to the lesser of (i) an amount obtained by dividing (x) $22,500,000 by (y) the Fully Diluted Capitalization of the Company, with any fractional shares rounded down and (i) at the Qualified Financing Conversion Price, with any fractional shares rounded down.

(c)           Conversion upon a Change of Control. If a Change of Control occurs prior to a Qualified Financing or Initial Public Offering and prior to the payment in full of the principal amount of this Note, and:

(i)       if the proceeds to be received by Investor in such Change of Control if the Investor had converted pursuant to this Section 4(c)(i) is greater than the accrued and unpaid interest of this Note plus 200% of the outstanding principal of this Note, then the outstanding principal amount of this Note, and all accrued and unpaid interest on this Note, shall automatically convert into fully paid and nonassessable shares of the Common Stock at a price per share equal to an amount obtained by dividing (x) $22,500,000 by (y) the Fully Diluted Capitalization of the Company; or

(ii)       if the proceeds received in such Change of Control by Investor if the Investor had converted pursuant to Section 4(c)(i) is less than the accrued and unpaid interest of this Note plus 200% of the outstanding principal of this Note, then the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 4, shall be due and payable immediately prior to the closing of such Change of Control, together with a premium equal to 100% of the outstanding principal amount to be repaid

(d)	Conversion Procedure.

(i)       Conversion Pursuant to Section 4(a). If this Note is to be automatically converted in accordance with Section 4(a), written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the IPO Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company a lock-up agreement in connection with an Initial Public Offering in substantially the same form of lock-up agreement and other related agreements necessary to consummate the Initial Public Offering. Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Initial Public Offering for cancellation; provided, however, that upon the closing of the Initial Public Offering, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made immediately prior to the closing of the Initial Public Offering, and if applicable and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii)       Conversion Pursuant to Section 4(b). If this Note is to be automatically converted in accordance with Section 4(b), written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Qualified Financing Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers participating in the Qualified Financing, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Financing for cancellation; provided, however, that upon the closing of the Qualified Financing, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to Section 4(b) shall be deemed to have been made immediately prior to the closing of the Qualified Financing and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii)       Conversion Pursuant to Section 4(c). Before Investor shall be entitled to convert this Note into the applicable shares of the Company’s stock in accordance with Section 4(c), it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(c), and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering), and shall be bound upon such conversion by any transfer restrictions applicable to any of the shares or holders thereof. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(d)(iv). Any conversion of this Note pursuant to Section 4(c) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(d)(iii) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iv)       Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. Upon conversion of this Note in full, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

5.	Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Event of Default” has the meaning given in Section 2 hereof.

“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten initial public offering of the Company’s common stock pursuant to a registration statement filed under the Securities Act.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“IPO Conversion Price” shall mean a price per share equal to 70% of the price per share (prior to underwriting discounts and commissions) of the Company’s common stock sold in the Initial Public Offering.

“Fully Diluted Capitalization” shall mean, as of immediately prior to automatic conversion of this Note, the sum of (i) the outstanding shares of common stock of the Company; (ii) the shares of common stock of the Company directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for common stock of the Company and the exercise of all outstanding options and warrants; and (iii) except for conversion in connection with a Change of Control, the shares of common stock of the Company reserved, but neither issued nor the subject of outstanding awards, under any equity incentive or similar plan of the Company; provided that Fully Diluted Capitalization shall not include (i) the Notes and the securities directly or indirectly issuable upon conversion or exchange of the Notes, (ii) other outstanding convertible promissory notes and any related warrants and the securities directly or indirectly issuable upon conversion or exchange of such other outstanding convertible promissory notes and the exercise of any such related warrants, or (iii) in any automatic conversion or any voluntary conversion relating to a financing, any securities issued in the financing, any shares of common stock of the Company directly or indirectly issuable upon conversion, exchange or exercise of such securities and any increase in the number of shares reserved for issuance under the Company’s equity incentive or similar plans or arrangements in connection with the financing.

“Majority in Interest of Investors” shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Notes.

“Note Subscription Agreement” and “Note Subscription Agreements” shall mean the Note Subscription Agreement (the “Note Subscription Agreement”) pursuant to which this Note was issued under, by and between the Company and Investor, together with all other Note Subscription Agreements (the “Note Subscription Agreements”) in a form substantially similar to the Note Subscription Agreement, each by and between the Company and the investor set forth on the signature pages thereto.

“Notes” shall mean the convertible promissory notes issued pursuant to the Note Subscription Agreements.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Qualified Financing” is a transaction or series of transactions pursuant to which the Company issues and sells shares of its capital stock for aggregate gross proceeds of at least $5,000,000 (excluding all proceeds from the incurrence of indebtedness that is converted into such capital stock, or otherwise cancelled in consideration for the issuance of such capital stock) with the principal purpose of raising capital.

“Qualified Financing Conversion Price” shall mean a price per share equal to seventy percent (70%) of the price per share paid by the other cash purchasers of the capital stock sold in the Qualified Financing.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean this Note, each of the other Notes, the Note Subscription Agreement pursuant to which this Note was issued under, and all other Note Subscription Agreements.

6.	Miscellaneous.

(a)           Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i)       Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)       With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Subscription Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii)       Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b)       Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c)       Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Subscription Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)       Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e)       Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f)       Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g)       Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h)       Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(i)       Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note, the Transaction Documents or any of the transactions contemplated therein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(Signature Page Follows)

The Company has caused this Convertible Promissory Note to be issued as of the date first written above.

TENON MEDICAL, INC.
a Delaware corporation

By
Name:
Title:	CEO